UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 1, 2006

Penton Media, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14337	36-2875386

(Commission File Number)	(IRS Employer Identification No.)

The Penton Media Building 1300 East Ninth Street, Cleveland, Ohio	44114-1503

(Address of Principal Executive Offices)	(Zip Code)

216-696-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Penton Media, Inc. (the “Company”), a Delaware corporation, announced that it has entered into an Agreement and Plan of Merger, dated as of November 1, 2006 (the “Merger Agreement”), with Prism Business Media Holdings, Inc., a Delaware corporation (“Prism”), and Prism Acquisition Co., a Delaware corporation and a direct wholly-owned subsidiary of Prism (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.
The Merger Agreement provides for a sale of the Company to Prism for aggregate merger consideration payable to the Company’s stockholders of $194,200,000. The total value of the transaction, including the assumption or repayment of the estimated debt at closing, is approximately $530,000,000.
Aggregate merger consideration will be allocated in accordance with the previously announced allocation agreement dated July 11, 2006 between the Company and the holders of the Company’s Series C Preferred Stock, as amended. The aggregate amount distributable to the holders of the Company’s common stock in connection with the Merger will be approximately $27,800,000, or approximately $0.81 per share based on 34,511,869 shares outstanding as of October 31, 2006. The amount distributable to the holders of the Company’s Series C Preferred Stock will be approximately $153,700,000, and the aggregate amount distributable to the holders of the Company’s Series M Preferred Stock will be approximately $12,500,000.
All outstanding and unexercised options to purchase shares of the Company’s common stock will be canceled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of common stock previously subject to the option and (ii) the excess, if any, of the per share consideration available to holders of the Company’s common stock over the exercise price thereof, without interest and less any required withholding taxes. The amount distributable to holders of options to purchase shares of the Company’s common stock will be approximately $170,000.
The Merger is conditioned, among other things, on the adoption of the Merger Agreement by the Company’s stockholders and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
Subject to certain conditions, the Merger Agreement may be terminated by either Prism or the Company if the Merger has not been consummated by March 31, 2007. The Merger Agreement also contains other termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Prism a termination fee equal to $9,710,000. In the event the Merger Agreement is terminated for failure by Prism to receive the proceeds of the debt financing contemplated by the Merger Agreement, Prism may be required to pay to the Company a termination fee equal to $15,000,000.
The full text of the Merger Agreement is filed as Exhibit 2.1 and incorporated herein by reference.

Item 8.01 Other Events
Voting agreement
In connection with the execution of the Merger Agreement, ABRY Mezzanine Partners, L.P., ABACUS Fund Partners, LP, ABACUS Fund, Ltd., Sandler Capital Partners V Germany, L.P., Sandler Capital Partners V FTE, L.P. and Sandler Capital Partners V, L.P. (the “Stockholders”) entered into a Voting Agreement, dated as of November 1, 2006 (the “Voting Agreement”), with Parent and Merger Sub pursuant to which, among other things, the Stockholders agreed to vote all shares of Series C Preferred Stock held by the Stockholders (and any other shares of the Company’s stock they may hold in the future) in favor of the Merger and the adoption of the Merger Agreement and against any proposal made in opposition to, or in competition with, the consummation of the Merger. The Stockholders represent approximately 22% of the votes of all issued and outstanding shares of the Company’s common and preferred stock entitled to vote on the adoption of the Merger Agreement. The Voting Agreement will terminate upon the earliest of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) April 30, 2007 or (iv) written notice of termination of the Voting Agreement by Parent to the Stockholders.
The full text of the Voting Agreement is filed as Exhibit 99.1 and incorporated herein by reference.
Allocation agreement amendment
The allocation agreement dated July 11, 2006 between the Company and the holders of the Company’s Series C Preferred Stock was amended to clarify the operation of the agreement’s allocation formula as it relates to the portion of net proceeds that would be payable to holders of outstanding options to purchase shares of the Company’s common stock. Under this clarification, the allocation of net proceeds payable to the holders of common stock would be reduced by one-half of the proceeds payable to option holders, with the remaining one-half of option proceeds reducing the allocation of net proceeds payable to the holders of Series C Preferred Stock.
Press release and employee letter
On November 2, 2006, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.2.
On November 2, 2006, the Company sent a letter from David B. Nussbaum to Company employees via e-mail announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.3.
Proxy statement
In connection with the proposed Merger, the Company will be filing a proxy statement regarding the proposed transaction with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s stockholders are urged to read the proxy statement regarding the Merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The proxy statement and other documents filed by the Company will be available free of charge at the SEC’s website, www.sec.gov. The proxy statement and such other documents may also be obtained free of charge from the Company by directing such request to: Office of Investor Relations, Penton Media, Inc., The Penton Media Building, 1300 East Ninth Street, Cleveland, Ohio 44114-1503.
The Company and its directors, executive officers and other members of management may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 13, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
Item 9.01 Financial Statements and Exhibits
(d) The following Exhibits are filed as part of this report:
2.1 Agreement and Plan of Merger, dated as of November 1, 2006 among Prism Business Media Holdings, Inc., Prism Acquisition Co. and Penton Media, Inc.
99.1 Voting Agreement , dated as of November 1, 2006 among ABRY Mezzanine Partners, L.P., ABACUS Fund Partners, LP, ABACUS Fund, Ltd., Sandler Capital Management, Prism Business Media Holdings, Inc. and Prism Acquisition Co.
99.2 Press Release dated November 2, 2006
99.3 Letter to Company employees dated November 2, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PENTON MEDIA, INC.

	By:	/s/ Preston L. Vice

	Name: Title:	Preston L. Vice Chief Financial Officer
Date: November 2, 2006

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